UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive

San Jose, CA 95110

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 2, 2009, Brocade Communications Systems, Inc. (“Brocade”) made available a video on Brocade’s website at http://www.brcd.com with a perspective on cash management in today’s economy. A copy of the video transcript and slides is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

This presentation includes forward-looking statements regarding Brocade’s anticipated financial performance, including net income and cash flows, and debt covenant compliance. These forward-looking statements are only predictions and involve risks and uncertainties such that actual results may vary significantly. The risks include, but are not limited to, the effect of changes in IT spending levels and our ability to realize anticipated benefits from the acquisition of Foundry. These and other risks are set forth in more detail in our Form 10-Q for the quarter ended January 24, 2009. These forward-looking statements reflect beliefs, assumptions, estimates and predictions as of the original date of this presentation, and Brocade expressly assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

The information in Item 7.01 and Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Video transcript and slides of March 2, 2009 with a perspective on cash management in today’s economy from the Chief Financial Officer of Brocade Communications Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: February 27, 2009	By:	/s/ Richard Deranleau
Richard Deranleau Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Video transcript and slides of March 2, 2009 with a perspective on cash management in today’s economy from the Chief Financial Officer of Brocade Communications Systems, Inc.

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